Exhibit 99.1

TERMINATION OF LEASE AND SUBLEASE AGREEMENT

This Termination of Lease and Sublease Agreement (“Agreement”), dated as of December 1, 2009, (the “Effective Date”), is entered into by and between CRISPUS ATTUCKS ASSOCIATION OF YORK, PENNSYLVANIA, INC. a Pennsylvania corporation having an office at 605 S. Duke Street, York, PA 17401-3111 (“Landlord”), PFALTZGRAFF FACTORY STORES, INC., a Delaware corporation having an office at 1000 Stewart Avenue, Garden City, New York 11530 (“Pfaltzgraff”), LIFETIME BRANDS, INC., a Delaware corporation having an office at 1000 Stewart Avenue, Garden City, New York 11530 (“Lifetime”), and WELLSPAN PROPERTIES, INC. a Pennsylvania not-for-profit corporation having an office at 45 Monument Road, York, PA 17403 (“Wellspan”).

W I T N E S S E T H:

WHEREAS, Landlord and Pfaltzgraff have entered into a lease agreement dated as of July 27, 2006 as supplemented by a Lease Commencement Letter dated May 1, 2007 which Lease is annexed hereto and made a part hereto as Exhibit “A” (collectively, the “Lease”) pursuant to which Pfaltzgraff leased all of the land and the 5-story building located thereon (“Building”) known as 540 S. George Street, York, PA, excluding the Historic Lobby, as more fully defined in the Lease (collectively, the “Premises”) for a term expiring on May 31, 2022 (the “Lease Expiration Date”); and

WHEREAS, Lifetime guaranteed the full payment, performance and observance by Pfaltzgraff of all the terms, covenants, and conditions of the Lease (the “Guaranty”); and

WHEREAS, Pfaltzgraff and Wellspan have entered into a sublease agreement dated as of December 1, 2008 which Sublease is annexed hereto and made a part hereof as Exhibit “B” (the “Sublease”) pursuant to which Wellspan subleased from Pfaltzgraff the entire second floor of the Building consisting of 11,150 square feet (the “Sublease Space”), for a term expiring on November 30, 2013 (the “Sublease Expiration Date”) ; and

WHEREAS, Landlord, Pfaltzgraff, Wellspan, and Lifetime (collectively referred to herein as the “parties”) have entered into a Memorandum of Understanding dated October 23, 2009 (“MOU”) whereby the parties agreed to the following, all of which shall be effective as of December 1, 2009: (i) Landlord and Pfaltzgraff shall terminate the Lease prior to the Lease Expiration Date; (ii) Pfaltzgraff and Wellspan shall terminate the Sublease prior to the Sublease Expiration Date, (iii) Landlord and Wellspan shall enter into a lease whereby Landlord shall lease to Wellspan the Premises; (iv) Wellspan and Lifetime shall enter into a use and occupancy agreement whereby Lifetime shall have the right to use and occupy a portion of the Building for a maximum period of six (6) months; and

WHEREAS, the parties desire to effectuate the agreement reached in the MOU and terminate the Lease and Sublease Agreements pursuant to the terms and conditions contained in this Termination Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.        Recitals. The foregoing Recitals are incorporated herein by reference and are made part of this Agreement as if restated in their entirety. If there should be a conflict between the provisions of the Lease, Sublease, and this Agreement, this Agreement shall control.

2.         Capitalized Terms. Unless otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Lease and Sublease.

3.         Lease Termination. Landlord, Pfaltzgraff, and Lifteime agree that notwithstanding anything to the contrary contained in the Lease, the Lease and Guaranty shall terminate and expire as of December 1, 2009 (the “Lease Termination Date”) and effective as of the Lease Termination Date the Lease and Guaranty shall be null and void and of no further force and effect, except that Landlord agrees, on or prior to the Lease Termination Date, to refund to Pfaltzgraff the Security Deposit in the amount of Forty-seven Thousand and 00/100 Dollars ($47,000.00).

4.         Sublease Termination. Pfaltzgraff and Wellspan agree that notwithstanding anything to the contrary contained in the Sublease, the Sublease shall terminate and expire as of December 1, 2009 (the “Sublease Termination Date”) and effective as of the Sublease Termination Date the Sublease shall be null and void and of no further force and effect.

5.         Lease Early Termination Fee. In consideration for terminating the Lease and Guaranty as provided herein, and subject to and conditioned upon satisfaction of the terms and conditions set forth in this Agreement, Lifetime agrees to pay to Wellspan simultaneously with the execution of this Agreement the sum of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000) (the “Early Termination Fee”).

6.         Wellspan Lease: Simultaneously with the execution of this Agreement, Landlord and Wellspan shall enter into the lease agreement annexed hereto and made a part hereto as Exhibit “C” (the “Wellspan Lease”) whereby commencing on December 1, 2009 (“Wellspan Lease Commencement Date”) Landlord shall lease to Wellspan the Premises. This Agreement and each of its provisions is expressly contingent upon Landlord and Wellspan executing a final and binding Wellspan Lease. Unless and until Landlord and Wellspan execute the Wellspan Lease, the Lease and Sublease shall continue in full force and effect.

7.         Use and Occupancy Agreement. Simultaneously with the execution of this Agreement, Wellspan and Lifetime shall enter into the use and occupancy agreement annexed hereto and made a part hereto as Exhibit “D” (the “Use and Occupancy Agreement”) whereby commencing on December 1, 2009 Wellspan has agreed to grant to Lifetime the right to use and occupy the first (1st) and third (3rd) floors of the Building (the “Lifetime Premises”) for a period not to exceed six (6) months. This Agreement and each of its provisions is expressly contingent upon Wellspan and Lifetime executing a final and binding Use and Occupancy Agreement. Unless and until Wellspan and Lifetime execute the Use and Occupancy Agreement, the Lease and Sublease shall continue in full force and effect.

8.         Adjustments. The parties agree that notwithstanding anything to the contrary contained in the Lease and/or the Sublease, effective as of December 1, 2009, Wellspan shall be responsible to pay for all rent, operating expenses, and other costs and expenses relating to the Premises, including but not limited to, taxes, utility costs, insurance costs and reimbursements, common area maintenance expenses, and other costs and expenses not included in the base rent under the Lease and/or Sublease. To the extent Pfaltgraff and Lifetime have prepaid any of the foregoing expenses, including but not limited to, taxes, Wellspan shall simultaneously with the execution of this Agreement, reimburse Pfaltzgraff and Lifetime for any such prepaid expense.

9.         Landlord Release. Effective as of the Lease Termination Date, Landlord forever releases and discharges Pfaltzgraff and Lifetime from any and all claims, demands or causes of action whatsoever against Pfaltzgraff, Lifetime, or their successors and assigns arising out of or in connection with the Premises or the Lease for the Premises or the Guaranty and forever releases and discharges Pfaltzgraff and Lifetime from any obligations to be observed or performed by Pfaltzgraff or Lifetime under the Lease for the Premises or the Guaranty after the Lease Termination Date.

10.        Pfaltzgraff Release. Effective as of the Sublease Termination Date, Pfaltzgraff forever releases and discharges Wellspan from any and all claims, demands or causes of action whatsoever against Wellspan or its successors and assigns arising out of or in connection with the Sublease Space or the Sublease and forever releases and discharges Wellspan from any obligations to be observed or performed by Wellspan under the Sublease after the Sublease Termination Date.

11.	Representations and Warranties.

A.

Landlord represents and warrants that (i) Pfaltzgraff and Lifetime are not in default of any obligations under the Lease and Guaranty, and it has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Lease and Guaranty or the occupancy of the Premises by Pfaltzgraff and/or Lifetime; and (ii) Landlord is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and in good standing under the laws of the Commonwealth of Pennsylvania, and has all legal right, power and authority to execute, deliver and perform this Agreement; and (iii) this Agreement has been duly authorized, executed and delivered by Landlord; and (iv) Landlord has obtained any and all necessary and required approvals or consents to this Agreement from the holder of any mortgage encumbering the Premises.

B.

Wellspan represents and warrants that (i) Pfaltzgraff and Lifetime are not in default of any obligations under the Sublease, and it has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Sublease or the obligations of Pfaltzgraff and Lifetime under the terms of the Sublease; (ii) Wellspan is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and in good standing under the laws of the Commonwealth of Pennsylvania, and has all legal right, power and authority to execute, deliver and perform this Agreement; and (iii) this Agreement has been duly authorized, executed and delivered by Wellspan.

C.

Pfaltzgraff represents and warrants that: (i) Wellspan is not in default of any obligations under the Sublease and it has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Sublease or the occupancy of the Sublease Space by Wellspan; (ii) Landlord is not in default of any obligations under the Lease and it has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Lease or the obligations of Landlord under the terms of the Lease; (iii) it is not in default of any obligations under the Lease and it has no knowledge of any fact or circumstance which would rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Lease or the obligations of Pfaltzgraff under the terms of the Lease; (iv) it has not made any assignment of its rights in the Premises for the benefit of any creditors; (v) except for the Sublease, it has not entered into any sublease with or conveyed any other rights or made any other legal commitments regarding the Premises to any other third party, (vi) it has not received any notices from government authorities relating to violation of any applicable ordinances, codes or laws with respect to the Premises; (vii) Pfaltzgraff and Lifetime are each corporations duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, and each has all legal right, power and authority to execute, deliver and perform this Agreement; and (viii) this Agreement has been duly authorized, executed and delivered by Pfaltzgraff and Lifetime.

12.       Premises Condition. Landlord acknowledges that, except for the Lifetime Premises, as of December 1, 2009, Pfaltzgraff has vacated and surrendered the Premises, including all improvements and alterations made thereto, in the condition required under the Lease. Pfaltzgraff hereby agrees to waive any interest it may have in any improvements made to the Premises. Pfaltzgraff hereby assigns to Wellspan any third party guarantees or warranties for such improvements.

13.       Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter of this Agreement and any written agreements prior to the execution of this Agreement, excluding those portions of the Lease not affected by this Agreement, shall be effectively merged into this Agreement.

14.       Successors and Assigns. Except where otherwise provided in this Agreement, all of the provisions of this Agreement shall apply to, be binding upon, and inure to the benefit of the parties hereto, and each of their successors and assigns as permitted.

15.       Effective Date. In the event this Agreement is not signed simultaneously by both parties, it shall be considered to be an offer made by the party first executing it to the other party.

16.       Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Agreement. The exchange of counterpart signatures via email or facsimile shall be deemed to be valid and effective.

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IN WITNESS WHEREOF, the parties hereto by their duly authorized officers, partners, agents or attorney-in-fact have executed this Termination of Lease and Sublease Agreement effective as of the date and year first written hereinabove.

CRISPUS ATTUCKS OF YORK,
PENNSYLVANIA, INC., a Pennsylvania
Corporation

By:	/s/ Robert Simpson

Robert L. Simpson, Chief Executive Officer

Date of Execution :________________, 2009

LIFETIME BRANDS, INC., a Delaware
Corporation

By:	/s/ Ronald Shiftan
Name: Ronald Shiftan
Title: Vice Chairman

Date of Execution: November 24, 2009

PFALTZGRAFF FACTORY STORES, INC.
a Delaware Corporation

By:	/s/ Ronald Shiftan
Name: Ronald Shiftan
Title: Vice Chairman

Date of Execution: November 24, 2009

WELLSPAN PROPERTIES, INC.
a Pennsylvania Corporation

By:	/s/ Keith Noll
Name: Keith Noll
Title: Vice President

Date of Execution: November 24, 2009

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